Exhibit 3.1
RESTATED CERTIFICATE OF INCORPORATION
OF
CERES, INC.
          Ceres, Inc. (the “Corporation”) was incorporated under and by virtue of the General Corporation Law of the State of Delaware on March 29, 1996.
          The Corporation DOES HEREBY CERTIFY:
          FIRST: The name of the Corporation is Ceres, Inc. This Restated Certificate of Incorporation integrates and amends the Restated Certificate of Incorporation filed on September 5, 2007 and the amendment filed with the Secretary of State of the State of Delaware on April 5, 2010 and was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law, written consent to this Restated Certificate of Incorporation having been given in accordance with the provisions of Section 228(e) of the Delaware General Corporation Law.
          SECOND: The Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:
ARTICLE I
          The name of Corporation is Ceres, Inc.
ARTICLE II
          The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, and the name of the Corporation’s registered agent at such address is National Registered Agents, Inc.
ARTICLE III
          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
ARTICLE IV
     A. Classes of Stock. The Corporation is authorized to issue two classes of shares of stock designated “Common Stock,” and “Preferred Stock,” respectively. The total number of shares that the Corporation is authorized to issue is One Hundred and Twenty Five Million Eight Hundred Ninety-Seven Thousand Four Hundred Fifty-Nine (125,897,459) shares. Seventy Five Million (75,000,000) shares shall be Common Stock, par value $.01 per share, and Fifty Million Eight Hundred Ninety-Seven Thousand Four Hundred Fifty-Nine (50,897,459) shares shall be Preferred Stock, par value $.01 per share.

     B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Convertible Preferred Stock (the “Series A Preferred Stock”), which series shall consist of Six Million Seven Hundred Thirty-three Thousand Eight Hundred Seventy-five (6,733,875) shares, the Series B Convertible Preferred Stock (the “Series B Preferred Stock”), which series shall consist of Four Million Seven Hundred Fifty-five Thousand Three Hundred Thirteen (4,755,313) shares, the Series C Convertible Preferred Stock (the “Series C Preferred Stock”), which series shall consist of Fourteen Million Five Hundred Fifty Thousand (14,550,000) shares, the Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock”) which series shall consist of Two Million Two Hundred Sixty-four Thousand Six Hundred Eighty-one (2,264,681) shares, the Series D Convertible Preferred Stock (the “Series D Preferred Stock”), which series shall consist of Four Million Five Hundred Eighty-three Thousand Three Hundred Thirty-five (4,583,335) shares, the Series E Convertible Preferred Stock (the “Series E Preferred Stock”), which series shall consist of Three Million Three Hundred Fifty-one Thousand Seven Hundred Ninety-four (3,351,794) shares, the Series F Convertible Preferred Stock (the “Series F Preferred Stock”), which series shall consist of Eleven Million Five Hundred Eighty-one Thousand Five Hundred Thirty-eight (11,581,538) shares and the Series G Convertible Preferred Stock (the “Series G Preferred Stock”), which series shall consist of Three Million, Seventy-six Thousand, Nine Hundred Twenty-three (3,076,923) shares, are as set forth below in this Article IV.B. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Designation or the Corporation’s Restated Certificate of Incorporation (“Protective Provisions”), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion of provisions with respect to liquidation or acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of the shares of that series (but not below the number of shares of such series then outstanding). In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     1. Dividend Provisions. (a) Subject to the rights of any series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive cash dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any cash dividend on the Common Stock of the Corporation, at the rate of $0.10, $0.20, $0.40, $0.40, $0.60, $0.65, $0.65 and $0.65, respectively, per share per annum or, if greater (as determined on a per annum basis and an as converted basis for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F

Preferred Stock and Series G Preferred Stock), an amount equal to that paid on any other outstanding shares of the Corporation, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.
     (b) Any dividend or distribution which is declared by the Corporation and payable with assets of the Corporation other than cash shall be governed by the provisions of subsections 4(d)(iii) and 4(e), as applicable, of this Article IV.B.
     2. Liquidation Preference. (a) Subject to the rights of any series of Preferred Stock which may from time to time come into existence, in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, (i) the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $1.00 for each outstanding share of Series A Preferred Stock (the “Original Series A Issue Price”) plus an amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to herein as the “Series A Premium”), (ii) the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $2.00 for each outstanding share of Series B Preferred Stock (the “Original Series B Issue Price”) plus an amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to as the “Series B Premium”), (iii) the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $4.00 for each outstanding share of Series C Preferred Stock (the “Original Series C Issue Price”) plus an amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to as the “Series C Premium”), (iv) the holders of Series C-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $4.00 for each outstanding share of Series C-1 Preferred Stock (the “Original Series C-1 Issue Price”) plus an amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to as the “Series C-1 Premium”), (v) the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $6.00 for each outstanding share of Series D Preferred Stock (the “Original Series D Issue Price”) plus an amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to as the “Series D Premium”), (vi) the holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $6.50 for each outstanding share of Series E Preferred Stock (the “Original Series E Issue Price”) plus an amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to as the “Series E Premium”), (vii) the holders of Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D

Preferred Stock, and Series E Preferred Stock, and pari passu with holders of Series G Preferred Stock, by reason of their ownership thereof, an amount per share equal to the sum of $6.50 for each outstanding share of Series F Preferred Stock (the “Original Series F Issue Price”) plus an amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to as the “Series F Premium”), and (viii) the holders of Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and pari passu with holders of Series F Preferred Stock, by reason of their ownership thereof, an amount per share equal to the sum of $6.50 for each outstanding share of Series G Preferred Stock (the “Original Series G Issue Price”) plus an amount equal to declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to as the “Series G Premium”).
     If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be insufficient to permit the payments to such holders of the full preferential amounts aforesaid, then, subject to the rights of any series of Preferred Stock which may from time to time come into existence, all of the assets available for distribution to holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be distributed among and paid:
     (i) first to the holders of the Series F Preferred Stock and the holders of Series G Preferred Stock, on a pari passu basis, in payment in full of their aforesaid respective preferential amounts, provided that, if the assets and funds thus distributed are insufficient to pay in full the preferential amounts due to the holders of the Series F Preferred Stock and Series G Preferred Stock, then such assets and funds shall be distributed to such holders of Series F Preferred Stock and Series G Preferred Stock ratably, in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full; and
     (ii) second, after the distribution in paragraph (i) above has been paid, to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock ratably, in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.
     (b) After the distribution described in subsection (a) above has been paid, subject to the rights of any series of Preferred Stock which may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock based on the number of shares of Common Stock held by each.

     (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding-up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale of all or substantially all of the assets of the Corporation; unless the Corporation’s stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise) hold at least a majority of the voting power of the surviving or acquiring entity.
     (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value, as determined by the Corporation’s Board of Directors. Any securities shall be valued as follows:
     (A) Securities not subject to restrictions on free marketability covered by (B) below:
     (1) If traded on a securities exchange or through NASDAQ Global Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30)-day period ending three (3) days prior to the closing;
     (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30)-day period ending three (3) days prior to the closing; and
     (3) If there is no active public market, the value shall be the fair market value thereof, as determined by the Corporation’s Board of Directors.
     (B) The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined by the Corporation’s Board of Directors.
     (iii) In the event the requirements of this subsection 2(c) are not complied with, the Corporation shall forthwith either:
     (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

     (B) cancel such transaction, in which event the rights, preferences and privileges of the holder of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.
     (iv) The Corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.
     3. Redemption. The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock are not redeemable.
     4. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall have the following conversion rights (the “Conversion Rights”):
     (a) Right to Convert. Subject to subsection 4(d) below, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, or Series G Preferred Stock, as the case may be, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series C-1 Issue Price, the Original

Series D Issue Price, the Original Series E Issue Price, the Original Series F Issue Price or the Original Series G Issue Price, as the case may be, by the applicable Conversion Price at the time in effect for each such series of Preferred Stock. The initial “Conversion Price” per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial “Conversion Price” per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the initial “Conversion Price” per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price, the initial “Conversion Price” per share for shares of Series C-1 Preferred Stock shall be the Original Series C-1 Issue Price, the initial “Conversion Price” per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price, the initial “Conversion Price” per share for the Series E Preferred Stock shall be the Original Series E Issue Price, the initial “Conversion Price” per share for shares of Series F Preferred Stock shall be the Original Series F Issue Price and the initial “Conversion Price” per share for shares of Series G Preferred Stock shall be the Original Series G Issue Price; provided, however, that the respective Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).
     (b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall automatically be converted into shares of Common Stock at the then applicable respective Conversion Prices for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock immediately upon the earlier to occur of (i) except as provided in subsection 4(c), the consummation of the Corporation’s sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock of the Corporation on at least either the New York Stock Exchange or the NASDAQ Global Market at a price per share not less than $6.50 per share (adjusted to reflect stock dividends, stock splits or recapitalizations) and resulting on the date of closing of such offering in aggregate proceeds to the Corporation and any selling security holders of an amount not less than $40,000,000 (a “Qualified Initial Public Offering”), (ii) with respect to the Series A Preferred Stock, upon the receipt by the Corporation of the written consent or request from the holders of a majority of the outstanding shares of the Series A Preferred Stock that all of the Series A Preferred Stock be so converted, (iii) with respect to the Series B Preferred Stock, upon receipt by the Corporation of the written consent or request from the holders of a majority of the outstanding shares of the Series B Preferred Stock that all of the Series B Preferred Stock be so converted, (iv) with respect to the Series C Preferred Stock, upon receipt by the Corporation of the written consent or request from the holders of not less than sixty-six percent (66%) of the outstanding shares of the Series C Preferred Stock that all of the Series C Preferred Stock be so converted, (v) with respect to the Series C-1 Preferred Stock, upon receipt by the Corporation of the written consent or request from the holders of not less than sixty-six percent (66%) of the outstanding shares of the Series C-1 Preferred Stock that all of the Series C-1 Preferred

Stock be so converted, (vi) with respect to the Series D Preferred Stock, upon receipt by the Corporation of the written consent or request from the holders of not less than sixty-six percent (66%) of the outstanding shares of the Series D Preferred Stock that all of the Series D Preferred Stock be so converted, (vii) with respect to the Series E Preferred Stock, upon receipt by the Corporation of the written consent or request from the holders of not less than sixty-six percent (66%) of the outstanding shares of the Series E Preferred Stock that all of the Series E Preferred Stock be so converted, (viii) with respect to the Series F Preferred Stock, upon receipt by the Corporation of the written consent or request from the holders of not less than sixty percent (60%) of the outstanding shares of the Series F Preferred Stock that all of the Series F Preferred Stock be so converted or (ix) with respect to the Series G Preferred Stock, upon receipt by the Corporation of the written consent or request from the holders of not less than sixty-six percent (66%) of the outstanding shares of the Series G Preferred Stock that all of the Series G Preferred Stock be so converted.
     (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, or to the nominee or nominees of any such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion shall be conditioned upon, the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1

Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with a transaction deemed a liquidation, dissolution or winding-up of the Corporation as contemplated by subsection 2(c) above, the conversion may be conditioned upon, the closing of such transaction, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock until immediately prior to the closing of such transaction.
     (d) Conversion Price Adjustments of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be subject to adjustment from time to time as follows:
     (i) (A) If the Corporation shall issue, after the date upon which any shares of Series A Preferred Stock were first issued (the “Series A Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For the purposes of the foregoing, the number of shares of Common Stock outstanding shall include all shares deemed to be outstanding pursuant to subsection 4(d)(i)(L).
     (B) If the Corporation shall issue, after the date upon which any shares of Series B Preferred Stock were first issued (the “Series B Purchase Date”), any Additional Stock without consideration or for consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For the purposes of the foregoing, the number of shares of Common Stock outstanding shall include all shares deemed to be outstanding pursuant to subsection 4(d)(i)(L).
     (C) If the Corporation shall issue, after the date upon which any shares of Series C Preferred Stock were first issued (the “Series C Purchase Date”), any Additional Stock without consideration or for consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For the purposes of the foregoing, the number of shares of Common Stock outstanding shall include all shares deemed to be outstanding pursuant to subsection 4(d)(i)(L).
     (D) If the Corporation shall issue, after the date upon which any shares of Series C-1 Preferred Stock were first issued (the “Series C-1 Purchase Date”), any Additional Stock without consideration or for consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price per share of such Additional Stock. If such Additional Stock is issued without consideration, then the Conversion Price for such series shall be deemed to be $.01 per share.
     (E) If the Corporation shall issue, after the date upon which any shares of Series D Preferred Stock were first issued (the “Series D Purchase Date”), any Additional Stock without consideration or for consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price per share of such Additional Stock; provided, however, that this subsection 4(d)(i)(E) shall not apply to issuances of (1) Preferred Stock, or other securities exercisable or convertible into Preferred Stock, issued pursuant to conversion of any securities outstanding as of the Series D Purchase Date or (2) Preferred Stock issued pursuant to the exercise of warrants issued pursuant to conversion of any securities outstanding as of the Series D Purchase Date. If such Additional Stock is issued without consideration, then the Conversion Price for such series shall be deemed to be $.01 per share.
     (F) If the Corporation shall issue, after the date upon which any shares of Series E Preferred Stock were first issued (the “Series E Purchase Date”), any Additional Stock without consideration or for consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined as follows:
     (1) If the price per share for such Additional Stock is $6.00 or more, but less than the Conversion Price, the Conversion Price shall be adjusted to a price equal to the price per share of such Additional Stock; or
     (2) If the price per share for such Additional Stock is less than $6.00, the Conversion Price shall be adjusted to a price determined by multiplying $6.00 (the “Series E Adjusted Conversion Price”) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at the Series E Adjusted Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.
     For the purposes of the foregoing, the number of shares of Common Stock outstanding shall include all shares deemed to be outstanding pursuant to subsection 4(d)(i)(L).
     (G) If the Corporation shall issue, after the date upon which any shares of Series F Preferred Stock were first issued (the “Series F Purchase Date”), any Additional Stock without consideration or for consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price per share of such Additional Stock; provided, however, that this subsection 4(d)(i)(G) shall not apply to issuances of (1) Preferred Stock, or other securities exercisable or convertible into Preferred Stock, issued pursuant to conversion of any securities outstanding as of the Series F Purchase Date or (2) Preferred Stock issued pursuant to the exercise of warrants issued pursuant to conversion of any securities outstanding as of the Series F Purchase Date. If such Additional Stock is issued without consideration, then the Conversion Price for such series shall be deemed to be $.01 per share.
     (H) If the Corporation shall issue, after the date upon which any shares of Series G Preferred Stock were first issued (the “Series G Purchase Date”), any Additional Stock without consideration or for consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price per share of such Additional Stock; provided, however, that this subsection 4(d)(i)(H) shall not apply to issuances of (1) Preferred Stock, or other securities exercisable or convertible into Preferred Stock, issued pursuant to conversion of any securities outstanding as of the Series G Purchase Date or (2) Preferred Stock issued pursuant to the exercise of warrants issued pursuant to conversion of any securities outstanding as of the Series G Purchase Date. If such Additional Stock is issued without consideration, then the Conversion Price for such series shall be deemed to be $.01 per share.
     (I) No adjustment of the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 4(d)(i)(L)(3) and 4(d)(i)(L)(4) below, no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock above the respective Conversion Prices in effect immediately prior to such adjustment.

     (J) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.
     (K) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.
     (L) In the case of the issuance (whether before, on or after the Series A Purchase Date, the Series B Purchase Date, the Series C Purchase Date, the Series C-1 Purchase Date, the Series D Purchase Date, the Series E Purchase Date, the Series F Purchase Date, and the Series G Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):
     (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(J) and 4(d)(i)(K)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.
     (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(J) and 4(d)(i)(K)).
     (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the respective Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, Series F Preferred Stock and the Series G Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.
     (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the respective Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, Series F Preferred Stock and the Series G Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
     (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(L)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(L)(3) or (4).

     (ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(L)) by the Corporation after the Series A Purchase Date, Series B Purchase Date, Series C Purchase Date, Series C-1 Purchase Date, Series D Purchase Date, Series E Purchase Date, Series F Purchase Date or Series G Purchase Date, as the case may be, other than:
     (1) Common Stock issued or issuable pursuant to a transaction described in subsection 4(d)(iii) hereof;
     (2) Shares of Common Stock issued or deemed to be issued either before, on or after the Series A Purchase Date, Series B Purchase Date, Series C Purchase Date, Series C-1 Purchase Date, Series D Purchase Date, Series E Purchase Date, Series F Purchase Date or Series G Purchase Date, as the case may be, to employees, consultants or directors of the Corporation or persons having a professional relationship with or providing services to the Corporation, directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation; or
     (3) Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be.
     (iii) In the event the Corporation should at any time or from time to time after the Series A Purchase Date, Series B Purchase Date, Series C Purchase Date, Series C-1 Purchase Date, Series D Purchase Date, Series E Purchase Date, Series F Purchase Date or Series G Purchase Date, as the case may be, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the respective Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock

Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(L).
     (iv) If the number of shares of Common Stock outstanding at any time after the Series A Purchase Date, Series B Purchase Date, Series C Purchase Date, Series C-1 Purchase Date, Series D Purchase Date, Series E Purchase Date, Series F Purchase Date or Series G Purchase Date, as the case may be, is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the respective Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of each such series shall be decreased in proportion to such decrease in outstanding shares.
     (e) Other Distributions. In the event the Corporation shall declare a dividend or distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or Common Stock Equivalents not referred to in subsection 4(d)(iii), then, in each such case, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such dividend or distribution.
     (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred

Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the respective Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Stock Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.
     (g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, stock split, stock combination, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock against impairment.
     (h) No Fractional Shares and Certificates as to Adjustments. (i) No fractional shares shall be issued upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
     (ii) Upon the occurrence of each adjustment or readjustment of the respective Conversion Price of a series of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect for each such series, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock.
     (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
     (j) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.
     (k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and/or Series G Preferred Stock shall be deemed given (i) upon personal delivery, (ii) if sent and delivered within the United States, five (5) days after deposit in the United States mail, first-class, postage prepaid, or the day after delivery to an overnight delivery service of national reputation, or (iii) if sent or delivered outside the United States, three (3) days after deposit with a recognized international courier service. All such notices shall be delivered to each holder of record at his address appearing on the books of the Corporation.
     5. Voting Rights.
     (a) The holders of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be, could then be converted (with any factional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, each such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock and as required by law, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.
     (b) The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the voting power of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a single class, authorize or issue, or obligate itself to issue, any equity security, other than:
     (i) shares of Common Stock issued or deemed to be issued either before, on or after the Series G Purchase Date to employees, consultants or directors of the Corporation or persons having a professional relationship with or providing services to the Corporation, directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation;
     (ii) shares of Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be;
     (iii) shares of Common Stock issued or issuable pursuant to a stock split of the outstanding shares of Common Stock;
     (iv) shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock

issued or issuable either before, on or after the Series G Purchase Date pursuant to the exercise of a warrant of the Corporation issued on or before the Series G Purchase Date or which may be issued with the approval of holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in accordance with the terms of this Certificate of Incorporation; or
     (v) shares of Common Stock issuable upon the exercise of warrants of the Corporation outstanding on or before the Series G Purchase Date or which may be issued with the approval of holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in accordance with the terms of this Certificate of Incorporation.
     (c) The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the voting power of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a single class, permit the sale of the Corporation, whether by merger, consolidation or sale of its equity securities (each at a price per share of Common Stock less than or equal to $6.50 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations after the Series G Purchase Date)), or by sale of all or substantially all of its assets.
     6. Protective Provisions.
     (a) Series A Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of a majority of the voting power of the holders of Series A Preferred Stock:
     (i) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares;
     (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock; or
     (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over the Series A Preferred Stock with respect to dividends or upon liquidation.
     (b) Series B Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of a majority of the voting power of the holders of Series B Preferred Stock:
     (i) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares;
     (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock; or
     (iii) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over the Series B Preferred Stock with respect to dividends or upon liquidation.
     (c) Series C Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series C Preferred Stock are outstanding:
     (i) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty-six percent (66%) of the voting power of the holders of Series C Preferred Stock, alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares;
     (ii) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty-six percent (66%) of the voting power of the holders of Series C Preferred Stock, increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock;
     (iii) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the voting power of the holders of Series C Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security, other than:
     (A) shares of Common Stock issued or deemed to be issued either before, on or after the Series C Purchase Date to employees, consultants or directors of the Corporation or persons having a professional relationship with or providing services to the Corporation, directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation;
     (B) shares of Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be;

     (C) shares of Common Stock issued or issuable pursuant to a stock split of the outstanding shares of Common Stock; or
     (D) shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock issued or issuable either before, on or after the Series C Purchase Date pursuant to the exercise of a warrant of the Corporation;
however, notwithstanding the foregoing, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty-six percent (66%) of the voting power of the holders of Series C Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference over the Series C Preferred Stock upon liquidation; and
     (iv) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the voting power of the holders of Series C Preferred Stock, permit the sale of the Corporation, whether by merger, consolidation or sale of its equity securities (each at a price per share of Common Stock less than or equal to $6.00 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations after the Series C Purchase Date)), or by sale of all or substantially all of its assets.
     (d) Series C-1 Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series C-1 Preferred Stock are outstanding:
     (i) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty-six percent (66%) of the voting power of the holders of Series C-1 Preferred Stock, alter or change the rights, preferences or privileges of the shares of Series C-1 Preferred Stock so as to affect adversely the shares;
     (ii) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty-six percent (66%) of the voting power of the holders of Series C-1 Preferred Stock, increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C-1 Preferred Stock;
     (iii) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the voting power of the holders of Series C-1 Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security, other than:

     (A) shares of Common Stock issued or deemed to be issued either before, on or after the Series C-1 Purchase Date to employees, consultants or directors of the Corporation or persons having a professional relationship with or providing services to the Corporation, directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation;
     (B) shares of Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be;
     (C) shares of Common Stock issued or issuable pursuant to a stock split of the outstanding shares of Common Stock; or
     (D) shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock issued or issuable either before, on or after the Series C-1 Purchase Date pursuant to the exercise of a warrant of the Corporation;
however, notwithstanding the foregoing, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty-six percent (66%) of the voting power of the holders of Series C-1 Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference over the Series C-1 Preferred Stock upon liquidation; and
     (iv) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the voting power of the holders of Series C-1 Preferred Stock, permit the sale of the Corporation, whether by merger, consolidation or sale of its equity securities (each at a price per share of Common Stock less than or equal to $6.00 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations after the Series C-1 Purchase Date)), or by sale of all or substantially all of its assets.
     (e) Series D Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series D Preferred Stock are outstanding:
     (i) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty-six percent (66%) of the voting power of the holders of Series D Preferred Stock, alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares;
     (ii) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty-six percent (66%) of the voting power of the holders of Series D Preferred Stock, increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock;
     (iii) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the voting power of the holders of Series D Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security, other than:
     (A) shares of Common Stock issued or deemed to be issued either before, on or after the Series D Purchase Date to employees, consultants or directors of the Corporation or persons having a professional relationship with or providing services to the Corporation, directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation;
     (B) shares of Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock as the case may be;
     (C) shares of Common Stock issued or issuable pursuant to a stock split of the outstanding shares of Common Stock; or
     (D) shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock issued or issuable either before, on or after the Series D Purchase Date pursuant to the exercise of a warrant of the Corporation;
however, notwithstanding the foregoing, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty-six percent (66%) of the voting power of the holders of Series D Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference over the Series D Preferred Stock upon liquidation; and
     (iv) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the voting power of the holders of Series D Preferred Stock, permit the sale of the

Corporation, whether by merger, consolidation or sale of its equity securities (each at a price per share of Common Stock less than or equal to $6.00 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations after the Series D Purchase Date)), or by sale of all or substantially all of its assets.
     (f) Series E Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of a majority of the voting power of the holders of Series E Preferred Stock:
     (i) alter or change the rights, preferences or privileges of the shares of Series E Preferred Stock so as to affect adversely the shares; or
     (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series E Preferred Stock.
     (g) Series F Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series F Preferred Stock are outstanding:
     (i) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty percent (60%) of the voting power of the holders of Series F Preferred Stock, alter or change the rights, preferences or privileges of the shares of Series F Preferred Stock whether by merger or otherwise so as to affect adversely the shares;
     (ii) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty percent (60%) of the voting power of the holders of Series F Preferred Stock, increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series F Preferred Stock;
     (iii) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the voting power of the holders of Series F Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security at a price per share less than or equal to $6.50 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations after the Series F Purchase Date), other than:
     (A) shares of Common Stock issued or deemed to be issued either before, on or after the Series F Purchase Date to employees, consultants or directors of the Corporation or persons having a professional relationship with or providing services to the Corporation, directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation;

     (B) shares of Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be;
     (C) shares of Common Stock issued or issuable pursuant to a stock split of the outstanding shares of Common Stock; or
     (D) shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock issued or issuable either before, on or after the Series F Purchase Date pursuant to the exercise of a warrant of the Corporation;
however, notwithstanding the foregoing, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty percent (60%) of the voting power of the holders of Series F Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference over the Series F Preferred Stock upon liquidation;
     (iv) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the voting power of the holders of Series F Preferred Stock, permit the sale of the Corporation, whether by merger, consolidation or sale of its equity securities (each at a price per share of Common Stock less than or equal to $6.50 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations after the Series F Purchase Date)), or by sale of all or substantially all of its assets; and
     (v) the Corporation shall not, without first obtaining the approval (by vote or written consent, or as provided by law) of not less than a majority of the voting power of the holders of Series F Preferred Stock, declare or pay a dividend or distribution of the Corporation’s assets that, together with all other dividends and distributions declared or paid within the prior twelve months, would exceed 20% of the Corporation’s fair market value immediately prior to such dividend or declaration.
     (h) Series G Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series G Preferred Stock are outstanding:
     (i) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty-six percent (66%) of the voting power of the holders of Series G Preferred Stock, alter or change the rights, preferences or privileges of the shares of Series G Preferred Stock whether by merger or otherwise so as to affect adversely the shares;
     (ii) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty-six percent (66%) of the voting power of the holders of Series G Preferred Stock, increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series G Preferred Stock;
     (iii) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the voting power of the holders of Series G Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security at a price per share less than or equal to $6.50 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations after the Series G Purchase Date), other than:
     (A) shares of Common Stock issued or deemed to be issued either before, on or after the Series G Purchase Date to employees, consultants or directors of the Corporation or persons having a professional relationship with or providing services to the Corporation, directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation;
     (B) shares of Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as the case may be;
     (C) shares of Common Stock issued or issuable pursuant to a stock split of the outstanding shares of Common Stock; or
     (D) shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock issued or issuable either before, on or after the Series G Purchase Date pursuant to the exercise of a warrant of the Corporation;
however, notwithstanding the foregoing, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than sixty-six percent (66%) of the voting power of the holders of Series G Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security, including any security convertible into or exercisable for any equity security, having a preference over the Series G Preferred Stock upon liquidation;
     (iv) the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of not less than a majority of the voting power of the holders of Series G Preferred Stock, permit the sale of the Corporation, whether by merger, consolidation or sale of its equity securities (each at a price per share of Common Stock less than or equal to $6.50 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations after the Series G Purchase Date)), or by sale of all or substantially all of its assets; and
     (v) the Corporation shall not, without first obtaining the approval (by vote or written consent, or as provided by law) of not less than a majority of the voting power of the holders of Series G Preferred Stock, declare or pay a dividend or distribution of the Corporation’s assets that, together with all other dividends and distributions declared or paid within the prior twelve months, would exceed 20% of the Corporation’s fair market value immediately prior to the declaration or payment of such dividend.
     7. Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled, retired and eliminated from the shares that the Corporation is authorized to issue.
     C. Common Stock.
     1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.
     2. Liquidation Rights. Upon the liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation shall be distributed as provided in Paragraph 2 of Section B of this Article IV.
     3. Redemption. The Common Stock is not redeemable.
     4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote per share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.
ARTICLE V
          Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the Bylaws of the Corporation.
          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. The foregoing sentence notwithstanding, if the Delaware General Corporation Law hereafter is amended to authorize further limitations of the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE VI
     (a) The Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same exists from time to time indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.
     (b) In addition, the Corporation shall, to the broadest and maximum extent permitted by Delaware law, as the same may exist from time to time, pay to such person any and all expenses (including attorneys’ fees) incurred in defending or settling any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined by a final judgment or other final adjudication that he or she is not entitled to be indemnified by the Corporation as authorized in this Article.
     (c) Subsections (a) and (b) of this Article VI to the contrary notwithstanding, the Corporation shall not indemnify any such person with respect to any of the following matters: (i) remuneration paid to such person if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or (ii) any accounting of profits made from the purchase or sale by such person of the Corporation’s securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iii) actions brought about or contributed to by the dishonesty of such person, if a final judgment or other final adjudication adverse to such person establishes that acts of active and deliberate dishonesty were committed or attempted by such person with actual dishonest purpose and intent and were material to the adjudication; or (iv) actions based on or attributable to such person having gained any personal profit or advantage to which he or she was not entitled, in the event that a final judgment or other final adjudication adverse to such person establishes that such person in fact gained such personal profit or other advantage to which he or she was not entitled; or (v) any matter in respect of which a final decision by a court with competent jurisdiction shall determine that indemnification is unlawful.
     (d) The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Restated Certificate of Incorporation, the Bylaws of the Corporation, by agreement, vote of stockholders, or disinterested directors or otherwise.
ARTICLE VII
     1. Amendment of Bylaws by Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the corporation.
     2. Amendment of Bylaws by the Stockholders. The Bylaws may be altered, amended or repealed, in whole or in part, and new bylaws may be adopted by the affirmative vote of stockholders with at least a majority of the outstanding voting stock; provided, however, that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new bylaw or bylaws must be contained in the notice of such meeting. In the event that any term or provision of the bylaws is inconsistent, or conflicts, with the terms or provisions of this Restated Certificate of Incorporation, this Restated Certificate of Incorporation shall control.
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          IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation on June 25, 2010.

/s/ Richard W. Hamilton, Ph.D
Richard W. Hamilton, Ph.D.
President and Chief Executive Officer

/s/ Wilfriede van Assche
Wilfriede van Assche
Secretary